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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-00000) for the registration of 18,976,461 shares of Ligand Pharmaceuticals Incorporated common stock and the related Prospectus of Pharmacopeia, Inc. included in such Registration Statement and to the incorporation by reference therein of our reports dated February 29, 2008, with respect to the consolidated financial statements of Pharmacopeia, Inc. and the effectiveness of internal control over financial reporting of Pharmacopeia, Inc., included in Pharmacopeia, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
MetroPark, New Jersey
October 16, 2008

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm